                                                                 EXHIBIT 3(i)(b)

                 AMENDMENT TO CERTIFICATE OF THE DESIGNATIONS,
             VOTING POWERS PREFERENCES AND RELATIVE, PARTICIPATING,
       OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS
      OR RESTRICTIONS OF THE 13-1/4% SERIES A EXCHANGEABLE PREFERRED STOCK
             AND THE 13-1/4% SERIES B EXCHANGEABLE PREFERRED STOCK
                        OF CITADEL BROADCASTING COMPANY

                     ("Amended Certificate of Designation")

    The undersigned hereby certify that they are the duly elected and acting President and Secretary, respectively, of CITADEL BROADCASTING COMPANY, a Nevada corporation, (the "Company"), and pursuant to Nev. Rev. Stat. Section 78.1955, DO HEREBY CERTIFY:

I. That, a certificate of designation creating two series of Preferred Stock of the Company designated as 13-1/4% Series A Exchangeable Preferred Stock and 13-1/4% Series B Exchangeable Preferred Stock, was filed with the Nevada Secretary of State on July 2, 1997 (the "Original Designation"). The Original Designation is as follows:

                        CERTIFICATE OF THE DESIGNATIONS,
                    VOTING POWERS, PREFERENCES AND RELATIVE,
                PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS
             AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE
             13-1/4% SERIES A EXCHANGEABLE PREFERRED STOCK AND THE
                13-1/4% SERIES B EXCHANGEABLE PREFERRED STOCK OF
                          CITADEL BROADCASTING COMPANY

         The undersigned hereby certify that they are the duly elected and acting President and Secretary of CITADEL BROADCASTING COMPANY, a Nevada corporation (the "Company"), and pursuant to Nev. Rev. Stat. Section 78.1955, DO HEREBY CERTIFY:

         WHEREAS, pursuant to authority conferred upon the Board of Directors by ARTICLE 4 of the Amended and Restated Articles of Incorporation of the Company (the "Articles"), the Board of Directors of the Company by unanimous written consent dated June 30, 1997 adopted the following resolution creating two series of Preferred Stock designated as 13-1/4% Series A Exchangeable Preferred Stock of Citadel Broadcasting Company and 13-1/4% Series B Exchangeable Preferred Stock of Citadel Broadcasting Company:

         RESOLVED, that pursuant to the authority expressly vested in the Board of Directors in accordance with the provisions of the Articles, two series of Preferred Stock of the Company, without par value, be and they hereby are, created and that the designation and amount thereof and the voting powers, preferences, and relative rights of the shares of each such series, and the limitations and restrictions thereof, are as follows:

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         I. Designation and Amount. The designations for the two series of
Preferred Stock authorized by this resolution shall be the 13-1/4% Series A Exchangeable Preferred Stock without par value (the "Series A Preferred Stock") and the 13-1/4% Series B Exchangeable Preferred Stock without par value (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Exchangeable Preferred Stock"). The initial liquidation preference of the Exchangeable Preferred Stock is $100.00 per share and the original issue price for each such share is $100.00. The issue price per share or liquidation preference of the Exchangeable Preferred Stock shall not for any purpose be considered to be a determination by the Board of Directors with respect to the capital and surplus of the Company. The maximum number of shares of Series A Preferred Stock shall be 2,000,000 and the maximum number of shares of Series B Preferred Stock shall be 2,000,000.

         II. Dividends. (a) Holders of the outstanding shares of Exchangeable Preferred Stock (the "Holders") will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Exchangeable Preferred Stock at an annual rate of 13-1/4% (the "Dividend Rate"). All dividends will be cumulative, whether or not earned or declared, from the Closing Date and will be payable semi-annually in arrears on each Dividend Payment Date, commencing on January 1, 1998, to Holders of record on the June 15 or December 15 immediately preceding the relevant Dividend Payment Date. On or before July 1, 2002, the Company may, at its option, pay dividends in cash or in additional fully paid and non-assessable shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends, provided, however, that if the Company pays dividends in additional shares of Exchangeable Preferred Stock, Holders of Series A Preferred Stock shall be paid in additional shares of Series A Preferred Stock and Holders of Series B Preferred Stock shall be paid in additional shares of Series B Preferred Stock. After July 1, 2002, dividends shall be paid only in cash. If any dividend (or portion thereof) payable on any Dividend Payment Date on or before July 1, 2002 is not declared or paid in full in cash or in shares of Exchangeable Preferred Stock as described above on such Dividend Payment Date, the amount of the accumulated and unpaid dividend will bear interest at the Dividend Rate, compounding semi-annually from such Dividend Payment Date until paid in full. If any dividend (or portion thereof) payable on any Dividend Payment Date after July 1, 2002 is not declared or paid in full in cash on such Dividend Payment Date, the amount of the accumulated and unpaid dividend that is payable and that is not paid in cash on such date will bear interest at the Dividend Rate, compounding semi-annually from such Dividend Payment Date until paid in full. Dividends shall cease to accumulate in respect of the shares of Exchangeable Preferred Stock on the Exchange Date or on the Redemption Date unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the Exchangeable Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the Redemption Date.

         (b) All dividends paid with respect to shares of the Exchangeable Preferred Stock pursuant to Section II(a) of this Certificate of Designation shall be paid pro rata to the Holders entitled thereto.

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



         (c) Nothing contained in this Certificate of Designation shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on shares of the Exchangeable Preferred Stock at any time.

         (d) Holders shall be entitled to receive the dividends provided for in
Section II(a) of this Certificate of Designation (including any accumulated and unpaid cash dividends on the Exchangeable Preferred Stock) in preference to and in priority over any dividends (including accumulated and unpaid dividends) upon any of the Junior Stock.

         (e) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Stock for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Exchangeable Preferred Stock. If full dividends are not so paid, the Exchangeable Preferred Stock will share dividends pro rata with the Parity Stock. No dividends may be paid or set apart for such payment on Junior Stock (except dividends on Junior Stock payable in additional shares of Junior Stock) and no Junior Stock or Parity Stock may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid in full (or deemed paid) on the Exchangeable Preferred Stock.

         (f) Dividends on account of arrears for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record of the Exchangeable Preferred Stock on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

         (g) Each fractional share of Exchangeable Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Exchangeable Preferred Stock pursuant to Section II(a), and all such dividends with respect to such outstanding fractional shares shall accumulate at the Dividend Rate and shall be payable in the same manner and at such times as provided for in Section II(a) with respect to dividends on each outstanding share of Exchangeable Preferred Stock.

         (h) Dividends payable on the Exchangeable Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which dividends are payable.

         III. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, Holders will be entitled to be paid, out of the assets of the Company available for distribution to stockholders, the then effective liquidation preference per share of Exchangeable Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for

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liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Stock, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Stock are not paid in full, the Holders of the Exchangeable Preferred Stock and the holders of the Parity Stock will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, Holders will not be entitled to any further participation in any distribution of assets of the Company. For the purposes of this Section III, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

         The liquidation preference with respect to each outstanding fractional share of Exchangeable Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payments with respect to each outstanding full share of Exchangeable Preferred Stock.

         IV. Exchange. (a) The Company may, at its option, subject to the conditions described below, on any scheduled Dividend Payment Date, exchange the Exchangeable Preferred Stock, in whole but not in part, for the Exchange Debentures. At least 30 and not more than 60 days prior to the date fixed for exchange, the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder, which notice shall state:

         (i) that the Company has elected to exchange the Exchangeable Preferred Stock into Exchange Debentures pursuant to this Certificate of Designation;

         (ii)   the date of such exchange (the "Exchange Date");

         (iii) that the Holder is to surrender to the Company, at the place or places and in the manner designated in the Exchange Notice, its certificate or certificates representing the shares of Exchangeable Preferred Stock;

         (iv) that dividends on the shares of Exchangeable Preferred Stock to be exchanged shall cease to accumulate at the close of business on the day prior to the Exchange Date, whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date, unless the Company shall default in the delivery of Exchange Debentures; and

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         (v)    that interest on the Exchange Debentures shall accrue from the
     Exchange Date whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date.

         On the Exchange Date, if the conditions set forth in clauses (A) through (E) below are satisfied and if the exchange is then permitted under the Exchange Indenture, the Company shall issue Exchange Debentures in exchange for the Exchangeable Preferred Stock as provided in the next paragraph, provided that on the Exchange Date: (A) there shall be legally available funds sufficient for the exchange to occur (including, without limitation, legally available funds sufficient therefor under Section 78.288 (or any successor provisions), to the extent applicable, of the General Corporation Law of the State of Nevada); (B) the Company shall have obtained a written opinion of counsel acceptable to the Company that an exemption from the registration requirements of the Securities Act is available for such exchange, and such exemption is relied upon by the Company for such exchange or, alternatively, that the Exchange Debentures have been registered thereunder; (C) the Exchange Indenture and the Debentures Trustee shall have been qualified under the Trust Indenture Act or the Company shall have obtained a written opinion of counsel that such qualification is not required; (D) immediately after giving effect to such exchange, no default or event of default would exist under the Exchange Indenture, and no material breach or default would exist under the Credit Facility, the Notes Indenture or the Securities Purchase and Exchange Agreement; and (E) on the date of such exchange (the "Exchange Date") there are no accumulated and unpaid dividends on the Exchangeable Preferred Stock (including the dividend payable on such date). In the event that any of the conditions set forth in clauses (A) through (E) of the preceding sentence are not satisfied on the Exchange Date, then no shares of Exchangeable Preferred Stock shall be exchanged, and in order to effect an exchange as provided for in this Section IV, the Company shall be required to fix another date for the exchange and issue a new Exchange Notice.

         (b) Upon any exchange pursuant to this Section IV, Holders shall be entitled to receive, subject to the provisions hereof, $1.00 principal amount of Exchange Debentures for each $1.00 of the then effective liquidation preference of the Exchangeable Preferred Stock, plus an amount in cash equal to all accumulated and unpaid dividends thereon for the period from the immediately preceding Dividend Payment Date to the day prior to the Exchange Date; provided that the Company shall pay cash in lieu of issuing an Exchange Debenture in a principal amount of less than $1,000 and provided further that the Exchange Debentures will be issuable only in denominations of $1,000 and integral multiples thereof.

         (c) On or before the Exchange Date, each Holder shall surrender the certificate or certificates representing such shares of the Exchangeable Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of the Exchangeable Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the Exchange

Notice shall so state), such shares shall be exchanged by the Company into Exchange Debentures as aforesaid. The Company shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

         (d) If the Exchange Notice has been mailed as aforesaid, and if before the Exchange Date all Exchange Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the Debentures Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then the rights of the Holders as stockholders of the Company shall cease (except the right to receive the Exchange Debentures, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the Exchange Date and cash in lieu of any Exchange Debenture that is in a principal amount less than $1,000), and the person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as a registered holder or holders of such Exchange Debentures as of the Exchange Date.

         V. Voting Rights. (a) Holders, except as otherwise required under Nevada law or as set forth below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

         (b) If (i) after July 1, 2002, cash dividends on the Exchangeable Preferred Stock are in arrears and unpaid for two or more semi-annual dividend periods (whether or not consecutive) (a "Dividend Default"); (ii) the Company fails to redeem the Exchangeable Preferred Stock on July 1, 2009 or fails to otherwise discharge any redemption obligation set forth in this Certificate of Designation with respect to the Exchangeable Preferred Stock; (iii) the Company fails to make a Change of Control Offer if such offer is required by the provisions set forth under the "Purchase of Exchangeable Preferred Stock upon a Change of Control" covenant set forth in Section VIII below or fails to purchase shares of Exchangeable Preferred Stock from Holders who elect to have such shares purchased pursuant to the Change of Control Offer; (iv) a breach or violation of any other provisions contained in Section VIII hereof occurs and the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of Exchangeable Preferred Stock then outstanding; or
(v) the Company fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Debt of the Company or any Restricted Subsidiary of the Company, or the final stated maturity of any such Debt is accelerated, if the aggregate principal amount of such Debt, together with the aggregate principal amount of any other such Debt in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $5,000,000 or more at any time (each such event described in clauses (i) through (v) above being referred to herein as a "Voting Rights Triggering Event") then the number of directors constituting the Board of Directors will be adjusted to permit the Holders of a majority of the then outstanding shares of Exchangeable Preferred Stock, voting separately and as a class (together with the holders of any Parity Stock having similar voting rights), to elect two directors to the Board of Directors. The voting rights provided herein shall be the Holders' exclusive remedy at law or in equity. Such voting rights will continue until such time as, in the case of a Dividend Default, all dividends in arrears on the Exchangeable Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied or waived by the Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate.

         (c) The Company shall not authorize any new class of Senior Stock or modify, change, affect or amend the Articles or this Certificate of Designation to affect materially and adversely the specified rights, preferences, privileges or voting rights of the Exchangeable Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, as one class.

         (d) Immediately after voting power to elect directors shall have become vested and be continuing in the Holders pursuant to Section V(b) or if vacancies shall exist in the offices of directors elected by the Holders, a proper officer of the Company shall call a special meeting of the Holders for the purpose of electing the directors which such Holders are entitled to elect. Any such meeting shall be held at the earliest practicable date, and the Company shall provide Holders with access to the lists of Holders pursuant to the provisions of this Section V(d). At any meeting held for the purpose of electing directors at which the Holders shall have the right, voting separately as a class, to elect directors, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Exchangeable Preferred Stock shall be required to constitute a quorum of such Holders.

         (e) Any vacancy occurring in the office of a director elected by the Holders may be filled by the remaining director elected by the Holders unless and until such vacancy shall be filled by the Holders.

         (f) In any case in which the Holders shall be entitled to vote pursuant to this Section V or pursuant to the General Corporation Law of the State of Nevada, each Holder shall be entitled to one vote for each share of Exchangeable Preferred Stock held.

         (g) Holders of at least 66_% of the then outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, separately as a class, may waive compliance with any provision of this Certificate of Designation.

         Further, Holders are entitled to vote as a class upon a proposed amendment to the Articles, whether or not entitled to vote thereon by the Articles, if the amendment would increase or decrease the par value of the shares of, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Except as set forth above,
(i) the creation, authorization or issuance of any shares of Junior Stock, Parity Stock or Senior Stock, including the designation of series thereof within the existing class of Preferred Stock, or (ii) the increase or decrease in the amount of authorized Capital Stock of any class,

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



including any Preferred Stock, shall not require the consent of the Holders and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders.

         VI. Redemption. (a) Optional Redemption. (i) The Exchangeable Preferred Stock will be redeemable (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at the election of the Company, as a whole or from time to time in part, at any time on or after July 1, 2002 on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of the then effective liquidation preference thereof) set forth below, plus, without duplication, all accumulated and unpaid dividends, if any, to the date of redemption (the "Redemption Date") (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), if redeemed during the 12-month period beginning on July 1 of the years indicated below:

                  Year                               Redemption Price
                  ----                               ----------------
                  2002                                     107.729%
                  2003                                     106.625%
                  2004                                     105.521%
                  2005                                     104.417%
                  2006                                     103.313%
                  2007                                     102.208%
                  2008                                     101.104%

         (ii) In addition, at any time and from time to time prior to July 1, 2000, the Company may at its option redeem shares of Exchangeable Preferred Stock having an aggregate liquidation preference of up to 35% of the aggregate liquidation preference of all shares of Exchangeable Preferred Stock issued as of the Closing Date or issued as dividends on the Exchangeable Preferred Stock, with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 113.250% of the liquidation preference thereof, plus without duplication, accumulated and unpaid dividends, if any, to the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), subject to the right of Holders of record on the relevant record date to receive dividends due on a Dividend Payment Date; provided that, immediately after giving effect to any such redemption, at least $75,000,000 in aggregate liquidation preference of the Exchangeable Preferred Stock remains outstanding. Any such redemption must be made within 90 days of the related Public Equity Offering.

         (iii) No optional redemption may be authorized or made unless on or prior to such redemption full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Exchangeable Preferred Stock. If less than all the Exchangeable Preferred Stock is to be redeemed, the particular shares to be redeemed will be determined pro rata, except that the Company may redeem such shares held by any holder of fewer than 100 shares without regard to such pro rata redemption requirement. If any Exchangeable

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



Preferred Stock is to be redeemed in part, the Redemption Notice that relates to such Exchangeable Preferred Stock shall state the portion of the liquidation preference to be redeemed. New shares of the same Series of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original shares of Exchangeable Preferred Stock and, unless the Company fails to pay the redemption price on the Redemption Date, after the Redemption Date dividends will cease to accumulate on the Exchangeable Preferred Stock called for redemption.

         (b) Mandatory Redemption. The Exchangeable Preferred Stock will also be subject to mandatory redemption (subject to the legal availability of funds therefor) in whole on the redemption date of July 1, 2009 (the "Mandatory Redemption Date"), at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends, if any, to the date of redemption.

         (c) Procedure for Redemption. (i) Not more than 60 and not less than 30 days prior to any Redemption Date, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record of shares to be redeemed on the record date fixed for such redemption of the Exchangeable Preferred Stock at such Holder's address as the same appears on the stock ledger of the Company, provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Exchangeable Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give such notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

         (A) the Redemption Price;

         (B) whether all or less than all the outstanding shares of the Exchangeable Preferred Stock are to be redeemed and the total number of shares of such Exchangeable Preferred Stock being redeemed;

         (C) the number of shares of Exchangeable Preferred Stock held by the Holder that the Company intends to redeem;

         (D) the Redemption Date;

         (E) that the Holder is to surrender to the Company, at the place or places, which shall be designated in such Redemption Notice, its certificates representing the shares of Exchangeable Preferred Stock to be redeemed;

         (F) that dividends on the shares of the Exchangeable Preferred Stock to be redeemed shall cease to accumulate on the day prior to such Redemption Date unless the Company defaults in the payment of the redemption price; and

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



         (G) the name of any bank or trust company performing the duties referred to in subsection (c)(v) below.

         (ii) On or before the Redemption Date, each Holder of Exchangeable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Exchangeable Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (iii) Unless the Company defaults in the payment in full of the redemption price, dividends on the Exchangeable Preferred Stock called for redemption shall cease to accumulate on the day prior to the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price, without interest.

         (iv) If a Redemption Notice shall have been duly given, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the Exchangeable Preferred Stock called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable on redemption thereof, without interest.

         (v) If a Redemption Notice shall have been duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Company with such bank or trust company in trust for the pro rata benefit of the Holders of the Exchangeable Preferred Stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect of such shares shall forthwith cease and terminate, except only the right of the Holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of New York, shall be doing business in the Borough of Manhattan, The City of New York, shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice.

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



Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Company, after which repayment the Holders of the shares so called for redemption shall look only to the Company for payment thereof.

         VII. Ranking. The Exchangeable Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank (a) senior to all classes of common stock and to each other class of Capital Stock or series of preferred stock established after the Closing Date by the Board of Directors the terms of which expressly provide that it ranks junior to the Exchangeable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock"); (b) on a parity with each other class of Capital Stock or series of preferred stock established after the Closing Date by the Board of Directors the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividend rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Stock"); and (c) subject to the approval of the Holders in accordance with Section V(c) hereof, junior to each class of Capital Stock or series of preferred stock established after the Closing Date by the Board of Directors the terms of which do not expressly provide that such class or series will rank junior to, or on a parity with, the Exchangeable Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock").

         VIII. Certain Covenants.

         (1) LIMITATION ON DEBT. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Debt (including Acquired Debt and the issuance of Disqualified Stock), except that the Company or a Restricted Subsidiary may incur Debt or issue Disqualified Stock if, at the time of such event, the Consolidated Cash Flow Ratio would have been less than 7.0 to 1.0. In making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt as if the additional Debt had been incurred and the application of proceeds therefrom occurred on the first day of the four-fiscal quarter period used to calculate the Consolidated Cash Flow Ratio, (ii) the incurrence, repayment or retirement of any other Debt by the Company or any of its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or any of its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), the amount of Debt under a revolving credit facility will be computed based upon the average daily balance of such Debt during such four-quarter period.

         (b) Notwithstanding the foregoing, the Company may, and may, to the extent expressly permitted below, permit any of its Restricted Subsidiaries to, incur any of the following Debt ("Permitted Debt"):

         (i) Debt of the Company or any Restricted Subsidiary under the Credit Facility (including guarantees thereof by Subsidiaries) in an aggregate principal amount at any one time outstanding not to exceed $110,000,000.

         (ii) Debt of the Company or any of its Restricted Subsidiaries outstanding on the Closing Date, other than Debt described in clause (i) above.

         (iii) Debt owed by the Company to any of its Restricted Subsidiaries or owed by any Subsidiary to the Company or a Restricted Subsidiary or owed to the Company or a Restricted Subsidiary by a Restricted Subsidiary, provided the incurrence of such Debt did not violate Section VIII(2), "Limitation on Restricted Payments," of this Certificate of Designation.

         (iv)    Debt represented by the Notes and the Subsidiary Notes
     Guarantees.

         (v) Hedging Obligations of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business.

         (vi) Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries in an aggregate amount not exceeding $3,000,000 at any one time outstanding.

         (vii) Debt under purchase money mortgages or secured by purchase money security interests so long as (x) such Debt is not secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets so acquired and (y) such Debt is created within 60 days of the acquisition of the related property; provided that the aggregate principal amount of Debt under this clause (vii) does not exceed $2,000,000 at any one time outstanding.

         (viii) Debt of the Company or any Restricted Subsidiary, not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

         (ix) Debt of the Company or any of its Restricted Subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock.

         (x) Acquired Debt of a person, other than Debt incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or the acquisition of assets from such person, as the case may be, provided that the Company on a pro forma basis could incur $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of this covenant.

         (xi) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company or any Restricted Subsidiary of any outstanding Debt of the Company or such Restricted Subsidiary, other than Debt incurred pursuant to clause (i), (v), (vi), (vii), (viii) or (ix) of this definition, including any successive refinancings thereof, so long as (A) any such new Debt is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing plus the amount of expenses of the Company incurred in connection with such refinancing and
     (B) such refinancing Debt does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced.

         (2) LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions:

         (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Junior Stock of the Company or any of its Restricted Subsidiaries, other than (i) dividends or distributions payable solely in Qualified Equity Interests of the issuer of such shares of Junior Stock, (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

         (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of (i) Junior Stock of the Company (or any options, warrants or other rights to acquire shares of Junior Stock of the Company (other than any such Junior Stock owned by Restricted Subsidiaries)) or (ii) Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (A) any Unrestricted Subsidiary or (B) any Restricted Subsidiary that are held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

         (c) make any Investment (other than a Permitted Investment) in any person

(such payments or other actions described in (but not excluded from) clauses (a) through (c) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

              (i) no Voting Rights Triggering Event has occurred and is continuing,

              (ii) the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section VIII(1)(a), "Limitation on Debt," of this Certificate of Designation, and

              (iii) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

                    (A) the remainder of (x) 100% of the aggregate Consolidated
              Cash Flow for the period beginning on the first day of the Company's fiscal quarter during which the Closing Date occurs and ending on the last day of the Company's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment (the "Computation Period") minus (y) the product of 1.4 times the sum of (i) Consolidated Fixed Charges for the Computation Period and
              (ii) all dividends or other distributions paid in cash by the Company or any of its Restricted Subsidiaries on any Disqualified Stock of the Company or any of its Restricted Subsidiaries for the Computation Period; plus

                    (B) the aggregate net proceeds received by the Company
              after the Closing Date (including the fair market value of property other than cash as determined by the Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of Qualified Equity Interests of the Company (excluding from this computation any net proceeds of a Public Equity Offering received by the Company that are used by it to redeem the Exchangeable Preferred Stock, as discussed in Section VI(a)(ii), "Redemption" above); plus

                    (C) the aggregate net proceeds received by the Company
              after the Closing Date (including the fair market value of property other than cash as determined by the Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange; plus

                    (D) without duplication, the Net Cash Proceeds received by the Company or a Wholly Owned Restricted Subsidiary upon the sale of any of its Unrestricted Subsidiaries; plus

                    (E) $5,000,000.

         Notwithstanding the foregoing, the Company and any of its Restricted Subsidiaries may take any of the following actions, so long as (with respect to clauses (c) and (d) below) no Voting Rights Triggering Event has occurred and is continuing or would occur:

         (a) The payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision.

         (b) The repurchase, redemption or other acquisition or retirement for value of any shares of Junior Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company.

         (c) The payment by the Company to Citadel Communications for the purpose of the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Citadel Communications, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the Closing Date does not exceed $1,000,000 in any fiscal year.

         (d) Loans or advances to officers, directors and employees of Citadel Communications, the Company or any of its Restricted Subsidiaries made in the ordinary course of business after the Closing Date in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

         (e) Payments to or on behalf of Citadel Communications to pay its operating and administrative expenses attributable to the Company, including, without limitation, legal and audit expenses, directors' fees, fees payable in respect of the trustee and the back-up trustees under the Voting Trust Agreement, and Commission compliance expenses, in an amount not to exceed the greater of $1,000,000 per fiscal year and 1% of the net revenues of the Company for the preceding fiscal year.

         (f) Repayment of the note payable of the Company to Citadel Communications outstanding as of the Closing Date in an amount not to exceed $12,817,000 plus accrued and unpaid interest thereon to the Closing Date.

The payments described in clauses (b), (c) and (d) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii), and the payments described in clauses (a), (e) and (f) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii).

         For the purpose of making calculations under this Certificate of Designation (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in an amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors, whose good faith determination will be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors, whose good faith determination will be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors, whose good faith determination will be conclusive.

         If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

         If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and any of its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

         In computing Consolidated Adjusted Net Income for purposes of the foregoing clause (iii) (A), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Certificate of Designation, such Restricted Payment will be deemed to have been made in compliance with this Certificate of Designation notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

         (3) PURCHASE OF EXCHANGEABLE PREFERRED STOCK UPON A CHANGE OF CONTROL. If a Change of Control occurs at any time, then each Holder of Exchangeable Preferred Stock will have the right to require that the Company purchase such Holder's Exchangeable Preferred Stock, in whole or in part, at a purchase price in cash equal to 101% of the liquidation preference of such Exchangeable Preferred Stock, plus accumulated and unpaid dividends, if any, to the date of purchase, pursuant to the offer described herein (the "Change of Control Offer") and the other procedures set forth herein.

         Within 30 days following any Change of Control, the Company will notify the Transfer Agent thereof and give written notice of such Change of Control to each Holder of Exchangeable Preferred Stock by first-class mail, postage prepaid, at its address appearing in the security register of the Exchangeable Preferred Stock, stating, among other things, (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act; (ii) that any Exchangeable Preferred Stock not tendered will continue to accumulate dividends; (iii) that, unless the Company defaults in the payment of the purchase price, any Exchangeable Preferred Stock accepted for payment pursuant to the Change of Control Offer will cease to accumulate dividends after the Change of Control purchase date; and (iv) certain other procedures that a Holder of Exchangeable Preferred Stock must follow to accept a Change of Control Offer or to withdraw such acceptance.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, create any restriction (other than restrictions existing under Debt as in effect on the Closing Date or in refinancings or replacements of such Debt) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Exchangeable Preferred Stock or, if such Change of Control Offer is made, to pay for the Exchangeable Preferred Stock tendered for purchase.

         (4) LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not sell, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants, or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares, (iii) if, immediately after giving effect to such issuance or sale, neither the Company nor any Subsidiary owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) or
(iv) if,
immediately either giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect to such issuance or sale would have been permitted to be made under Section VIII(2), "Limitation on Restricted Payments," of this Certificate of Designation if made on the date of such issuance or sale.

         In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer or otherwise dispose of any of its properties or assets to an Unrestricted Subsidiary other than in the ordinary course of business.

         (5) UNRESTRICTED SUBSIDIARIES. (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any of its Restricted Subsidiaries is directly or indirectly liable for any Debt of such Subsidiary, (ii) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or made payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section VIII(2), "Limitation on Restricted Payments," of this Certificate of Designation, (iv) neither the Company nor any of its Restricted Subsidiaries has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any of its Restricted Subsidiaries has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Notwithstanding the foregoing, the Company may not designate the License Subsidiary, or any Subsidiary to which any properties or assets (other than current assets) owned by the Company or the License Subsidiary on the Closing Date have been transferred, as an Unrestricted Subsidiary.

         (b) The Board of Directors of the Company may designate any of its Unrestricted Subsidiaries as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Debt is permitted under Section VIII(1), "Limitation on Debt," of this Certificate of Designation and (ii) no Voting Rights Triggering Event will have occurred and be continuing following such designation.

         (6) LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES. The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of a Subsidiary of the Company (other than Acquired Preferred Stock; provided that at the time the issuer of such Acquired Preferred Stock becomes a Subsidiary of the Company or merges with the Company or any of its Subsidiaries, and after giving effect to such transaction, the Company shall be able to incur $1.00 of additional Debt (other than Permitted Debt) in compliance with Section VIII(1), "Limitation on Debt," of this Certificate of Designation).

         (7) REPORTS. At all times from and after the earlier of (i) the date of the commencement of the Preferred Stock Exchange Offer or the effectiveness of the Preferred Stock Shelf Registration Statement (the "Preferred Stock Registration") and (ii) the date 180 days after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company will file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company will supply the Transfer Agent and each Holder, or will supply to the Transfer Agent for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Preferred Stock Shelf Registration Statement and the date 180 days after the Closing Date, the Company will, at its cost, deliver to each Holder of the Exchangeable Preferred Stock quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. In addition, at all times prior to the Preferred Stock Registration, upon the request by any Holder or any prospective purchaser of the Exchangeable Preferred Stock designated by a Holder, the Company will supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

         (8) CONSOLIDATION, MERGER AND SALE OF ASSETS. Without the affirmative vote of the Holders of a majority of the issued and outstanding shares of Exchangeable Preferred Stock and the holders of any Parity Stock, voting or consenting, as the case may be, as a separate class, the Company may not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another person or adopt a plan of liquidation unless:

         (a) Either (i) the Company is the surviving corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person that acquires by sale, assignment, transfer, lease or other disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (B) the Exchangeable Preferred Stock shall be converted into or exchanged for and shall become shares of such Surviving Entity, having in respect of such Surviving Entity the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Exchangeable Preferred Stock had immediately prior to such transaction.

         (b) Immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Voting Rights Triggering Event shall have occurred or be continuing.

         (c) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (in the case of clause
     (i) of paragraph (a) or such person (in the case of clause (ii) of paragraph (a)) could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section VIII(1)(a), "Limitation on Debt," of this Certificate of Designation.

         (d) The Company delivers, or causes to be delivered, to the Transfer Agent an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with this Certificate of Designation and that all conditions precedent in this Certificate of Designation relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         IX. No Reissuance of Exchangeable Preferred Stock. None of the shares of Exchangeable Preferred Stock acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued.

         X. Business Day. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

         XI. Transfer Restrictions. (a) The Series A Preferred Stock will bear a legend to the following effect (as applicable) unless otherwise agreed by the Company and the Holder thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE

HEREOF AND THE LAST DATE ON WHICH CITADEL BROADCASTING COMPANY (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY
(A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF SUBPARAGRAPH (A) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES
(D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         (b) The Transfer Agent shall refuse to register any transfer of Series A Preferred Stock in violation of the restrictions contained in the legend provided for in Section XI(a).

         (c) The legend provided for in Section XI(a) may be removed if the Series A Preferred Stock has been registered pursuant to a Preferred Stock Shelf Registration Statement under the Securities Act. Unlegended Series B Preferred Stock may be issued in exchange for Series A Preferred Stock pursuant to a Preferred Stock Exchange Offer.

         (d) At any time after one year following the Closing Date, upon receipt by the Transfer Agent and the Company of a certificate substantially in the form of Exhibit A hereto, the Transfer Agent shall authenticate and deliver one or more shares of unlegended Series A Preferred Stock in the place of shares of legended Series A Preferred Stock.

         (e) In connection with proposed transfers of Series A Preferred Stock described in Exhibit B or Exhibit C, the Transfer Agent or the Company may require the transferor or transferee, as the case may be, to deliver the appropriate letter attached hereto as Exhibits B or C. Each Holder of Series A Preferred Stock shall notify the Company or the

Transfer Agent in the event of any transfer by such Holder of any shares of Series A Preferred Stock to a foreign transferee.

         XII. Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         "Acquired Debt" means Debt of a person (a) existing at the time such person is merged with or into the Company or becomes a Subsidiary, (b) assumed in connection with the acquisition of assets from such person or (c) secured by a Lien encumbering assets acquired from such person.

         "Acquired Preferred Stock" means preferred stock of a person (a) existing at the time such person is merged with or into the Company or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such person.

         "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, to any person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any of its Restricted Subsidiaries, (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any of its Restricted Subsidiaries, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (a) that is governed by the provisions of
Section VIII(8), "Consolidation, Merger and Sale of Assets," of this Certificate of Designation, (b) to an Unrestricted Subsidiary, if permitted under Section VIII(2), "Limitation on Restricted Payments," of this Certificate of Designation, (c) representing obsolete or permanently retired equipment, (d) the gross proceeds of which (exclusive of indemnities) do not exceed $100,000 for any particular item or $500,000 in the aggregate for any fiscal year, or
(e) the transfer of up to $500,000 of properties and assets, including cash, to a joint venture in which the Company or a Restricted Subsidiary has an equity interest, which joint venture is engaged in the internet service provider business.

         "Banks" means the banks and other financial institutions that from time to time are lenders under the Credit Facility.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Capital Stock" of any person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity (however designated).

         "Capitalized Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease on the balance sheet of such person.

         "Change of Control" means the occurrence of any of the following events:

         (a) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Lawrence R. Wilson, Scott E. Smith, John E. von Schlegell, Baker, Fentress & Company, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., The Endeavour Capital Fund Limited Partnership and any trustee, in its capacity as trustee under the Voting Trust Agreement or Citadel Communications is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company;

         (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company, was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

         (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

         "Change of Control Offer" has the meaning specified in Section VIII(3) hereof.

         "Citadel Communications" means Citadel Communications Corporation, a Nevada corporation, and any successors thereof.

         "Closing Date" means the date on which the Exchangeable Preferred Stock is originally issued under this Certificate of Designation.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

         "Computation Period" has the meaning specified in Section VIII(2) hereof.

         "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash during such period, (d) the net income (or loss) of any person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of
(1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

         "Consolidated Cash Flow" means, for any period, the sum of, without duplication, Consolidated Adjusted Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period: (a) the aggregate interest expense and preferred stock dividends of the Company and its Restricted Subsidiaries for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and any of its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that income tax expense, interest expense and preferred stock dividends, depreciation and amortization expense, and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Adjusted Net Income for such period. Solely for purposes of determining whether the Company could incur Debt pursuant to Section VIII(1)(a), "Limitation on Debt," of this Certificate of Designation, if the Company is permitted to give pro forma effect to an In-Market Acquisition of a radio station pursuant to clause (iii) of the second paragraph of such covenant, such calculation may also give pro forma effect to projected quantifiable improvements in operating results of such radio station due to cost reductions calculated in good faith by the Company and certified by an officers' certificate filed with the Transfer Agent. As used in the preceding sentence, the term "In-Market Acquisition" means the acquisition of a radio station or group of radio stations serving a metropolitan statistical area in which the Company or its Subsidiaries has owned, or has operated under a local marketing agreement, one or more radio stations for at least the preceding six months.

         "Consolidated Cash Flow Ratio" means, at any date, the ratio of (i) the aggregate amount of Debt of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the immediately preceding four fiscal quarters for which internal financial statements of the Company are available (the "Reference Period") to (ii) the aggregate amount of Consolidated Cash Flow for such Reference Period.

         "Consolidated Fixed Charges" means, for any period, without duplication, the sum of (a) the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs, (v) the interest component of Capitalized Lease Obligations of the Company and any of its Restricted Subsidiaries, and (vi) the portion of any rental obligation of the Company and any of its Restricted Subsidiaries in respect of any sale and leaseback transaction allocable during such period to interest expense (determined as if it were treated as a Capitalized Lease Obligation) plus (b) all interest on any Debt of any other person guaranteed by the Company or any of its Restricted Subsidiaries: provided, however, that Consolidated Fixed Charges will not include any gain or loss from extinguishment of debt, including any write-off of debt issuance costs.

         "Credit Facility" means the loan agreement dated October 9, 1996 among the Company and the financial institutions and banks named therein, as amended, and as such agreement may be amended, restated, supplemented, replaced or refinanced or otherwise modified from time to time.

         "Debentures Trustee" means The Bank of New York, as Trustee under the Exchange Indenture, or any successor Debentures Trustee appointed in accordance with the terms of the Exchange Indenture.

         "Debt" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (a) every obligation of such person for money borrowed, (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) every obligation of such person issued or assumed as the deferred purchase price of property or services, (e) every Capitalized Lease Obligation of such person, (f) all Disqualified Stock of such person valued at its maximum fixed repurchase price, plus accumulated and unpaid dividends, (g) all Hedging Obligations of such person, and (h) every obligation of the type referred to in clauses (a) through
(g) of another person and all dividends of another person (i) the payment of which, in either case, such person has guaranteed or (ii) which is secured by any Lien on any property or asset of such person, the amount of such Debt being deemed to be the lesser of the actual amount of the guarantee or the value of such property or asset subject to such Lien, as the case may be, and the amount of the Debt so guaranteed or secured, as the case may be. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to this Certificate of Designation, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability, for federal, state or local taxes or other taxes owed by such person will not be considered Debt for purposes of this definition. The amount outstanding at any time of any Debt issued with original issue discount is the aggregate principal amount at maturity of such Debt, less the remaining unamortized portion of the original issue discount of such Debt at such time, as determined in accordance with GAAP.

         "Disqualified Stock" means any class or series of Capital Stock that, either by its terms (or by the terms of any security into which it is convertible or exchangeable by contract or otherwise), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, prior to one year after the Mandatory Redemption Date, provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon occurrence of a "change of control" occurring prior to the Mandatory Redemption Date will not constitute Disqualified Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such

Capital Stock than the provisions contained in Section VIII(3), "Purchase of Exchangeable Preferred Stock upon a Change of Control," of this Certificate of Designation and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Exchangeable Preferred Stock as are required to be repurchased pursuant to Section VIII(3), "Purchase of Exchangeable Preferred Stock upon a Change of Control," of this Certificate of Designation; provided, however, that "Disqualified Stock" shall not include the Exchangeable Preferred Stock.

         "Dividend Default" has the meaning specified in Section V(b) hereof.

         "Dividend Payment Date" means each January 1 and July 1 of each year on which dividends shall be paid or are payable, any Redemption Date and any other date on which dividends in arrears may be paid.

         "Dividend Rate" has the meaning specified in Section II(a) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Date" has the meaning specified in Section IV(a) hereof.

         "Exchange Debentures" means the 13-1/4% Exchange Debentures due 2009 of the Company, issuable pursuant to the Exchange Indenture in exchange for the Exchangeable Preferred Stock at the option of the Company.

         "Exchange Indenture" means the Indenture dated as of July 1, 1997 among the Company, Citadel License, Inc. as guarantor, and The Bank of New York, as trustee, relating to the Exchange Debentures.

         "Exchange Notice" has the meaning specified in Section IV(a) hereof.

         "Exchangeable Preferred Stock" has the meaning set forth in Section I hereof.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

         "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way, the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including without limitation, the payment of amounts drawn down under letters of credit.

         "Hedging Obligations" means the obligations of any person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements destined to protect such person against fluctuations in interest rates or the value of foreign currencies.

          "Holder" has the meaning specified in Section II(a) hereof.

         "Investment" (in any person) means (a) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to any person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such person or the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such person or the making of any investment in such person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (c) the transfer of any assets or properties from the Company or a Restricted Subsidiary to any Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business. Investments will exclude extension of trade credit on commercially reasonable terms in accordance with normal trade practices.

         "Junior Stock" has the meaning specified in Section VII hereof.

         "License Subsidiary" means Citadel License, Inc.

         "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A person will be deemed to own subject to a Lien any property that such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Mandatory Redemption Date" has the meaning specified in Section VI(b) hereof.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Debt where payment of such Debt is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post- employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "Notes" means the 10-1/4% Senior Subordinated Notes due 2007 of the Company, issuable pursuant to the Notes Indenture.

         "Notes Indenture" means the Indenture dated as of July 1, 1997 among the Company, Citadel License, Inc., as guarantor, and The Bank of New York, as trustee, relating to the 10-1/4% Senior Subordinated Notes due 2007 of the Company.

         "Original Issue Date" means the date on which the Company initially issues any shares of Exchangeable Preferred Stock.

         "Parity Stock" has the meaning specified in Section VII hereof.

         "Permitted Debt" has the meaning specified in Section VIII(1)(b) hereof.

         "Permitted Investments" means any of the following:

         (a) Investments in (i) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit, time deposits, overnight bank deposits or bankers' acceptances with a maturity of 270 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; and (iii) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services.

         (b) Investments by the Company or any of its Restricted Subsidiaries in another person, if as a result of such Investment (i) such other person becomes a Restricted Subsidiary that would be a Subsidiary Debentures Guarantor under the Exchange Indenture or (ii) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary that would be such a Subsidiary Debentures Guarantor.

         (c) Investments by the Company or any of its Restricted Subsidiaries in a Subsidiary Debentures Guarantor and Investments by any Restricted Subsidiary in the Company.

         (d) Investments in assets owned or used in the ordinary course of business.

         (e) Investments in existence on the Closing Date.

         (f) Promissory notes received as a result of Asset Sales provided that
     (i) the consideration received by the Company or the relevant Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors, whose good faith determination will be conclusive) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 80% (A) cash or cash equivalents and/or (B) the assumption by the transferee of Debt of the Company or a Restricted Subsidiary which would be ranked senior to or pari passu with the Exchange Debentures and release of the Company or such Restricted Subsidiary from all liability on such Debt.

         (g) Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of the Company or any of its Restricted Subsidiaries in an aggregate amount outstanding, at any time not exceeding $1,000,000.

         (h) Investments by the Company or any of its Restricted Subsidiaries in a joint venture that is engaged in the internet service provider business in an aggregate amount outstanding at any time not exceeding $500,000.

         (i) Other Investments that do not exceed $2,000,000 at any one time outstanding.

         "Preferred Stock" of any person means any Capital Stock of such person that has preferential rights to any other Capital Stock of such person with respect to dividends or redemptions or upon liquidation.

         "Preferred Stock Exchange Offer" means an offer by the Company to exchange the Series A Preferred Stock for the Series B Preferred Stock pursuant to an effective registration statement.

         "Preferred Stock Registration" has the meaning set forth in Section VIII(7) hereof.

         "Preferred Stock Shelf Registration Statement" means a shelf registration statement which becomes effective and covers resales of the Series A Preferred Stock.

         "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of either (a) the Company or (b) Citadel Communications, the net proceeds from which (after deducting any underwriting discounts and commissions) are used by Citadel Communications to purchase Qualified Equity Interests of the Company; provided that, in either case, such net proceeds exceed $10,000,000.

         "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that in convertible into or exchangeable for Capital Stock).

         "Qualified Stock" of any person means any and all Capital Stock of such person, other than Disqualified Stock.

         "Redemption Date" has the meaning specified in Section VI(a)(i) hereof.

         "Redemption Notice" has the meaning specified in Section VI(c)(i) hereof.

         "Redemption Price" means the price at which the Exchangeable Preferred Stock may be redeemed.

         "Restricted Payment" has the meaning specified in Section VIII(2) hereof.

         "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Purchase and Exchange Agreement" means that certain Securities Purchase and Exchange Agreement, dated June 28, 1996, as amended by the First Amendment thereto dated December 31, 1996, and by the Second Amendment thereto dated March 17, 1997 among Citadel Communications, the Company and certain other parties.

         "Senior Stock" has the meaning specified in Section VII hereof.

         "Series A Preferred Stock" has the meaning set forth in Section I hereof.

         "Series B Preferred Stock" has the meaning set forth in Section I hereof.

         "Significant Subsidiary" means any Restricted Subsidiary of the Company that together with its Subsidiaries, (a) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated net sales of the Company and its Restricted Subsidiaries, (b) as of the end of such fiscal year was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year or (d) that holds one or more licenses material to the Company's business.

         "Subsidiary" means any person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

         "Subsidiary Debentures Guarantee" means a guarantee of the Exchange Debentures by a Restricted Subsidiary under the Exchange Indenture.

         "Subsidiary Debentures Guarantor" means the License Subsidiary and each other Restricted Subsidiary that issues a Subsidiary Debentures Guarantee under the Exchange Indenture.

         "Subsidiary Notes Guarantee" means a guarantee of the Notes by a Restricted Subsidiary under the Notes Indenture.

         "Transfer Agent" means The Bank of New York or any successor transfer agent.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force on the date on which this Certificate of Designation was filed.

         "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with
Section VIII(5), "Unrestricted Subsidiaries," of this Certificate of Designation and (b) any Subsidiary of an Unrestricted Subsidiary.

         "Voting Rights Triggering Event" has the meaning set forth above in
Section V(b) hereof.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

         "Voting Trust Agreement" means that certain Voting Trust Agreement dated as of March 17, 1997 by and among Citadel Communications, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., Christopher Hall, as the initial Trustee thereunder and J. Walter Corcoran and Harlan Levy, each as an initial Back-Up Trustee thereunder.

         "Weighted Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing
(a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Debt or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

         "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or an immaterial number of shares required to be owned by other persons pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

                                   EXHIBIT A
                                   ---------

                           Form of Certificate as to
                         Completion of Distribution and

                        Termination of Restricted Period
                        --------------------------------

                                                        __________________, ____


The Bank of New York
101 Barclay Street
New York, New York  10286

Attention:

      Re: Citadel Broadcasting Company (the "Company") 13-1/4% Series A Exchangeable Preferred Stock (the "Series A Preferred Stock") and 13-1/4% Series B Exchangeable Preferred Stock (the "Series B Preferred Stock)
               -----------------------------------------------------

Dear Ladies and Gentlemen:

         This letter relates to ___ shares of Series A Preferred Stock represented by the attached Certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section XI(d) of the Certificate of Designation (the "Certificate of Designation") filed with the Secretary of State of the State of Nevada on July __, 1997 relating to the Series A Preferred Stock and the Series B Preferred Stock, we hereby certify that we are a person outside the United States to whom the Series A Preferred Stock could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the shares of Series A Preferred Stock represented by the Legended Certificate for a like number of shares of Series A Preferred Stock, which shall be represented by the attached Certificate (the "Unlegended Certificate"), which does not bear a legend outlining restrictions upon the transfer of such Unlegended Certificate, all in the manner provided for in the Certificate of Designation.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Holder]

                                        By:
                                           ------------------------------
                                           Authorized Signature

                                   EXHIBIT B
                                   ---------

                           Form of Certificate to Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

                                                           _______________, ____

The Bank of New York
101 Barclay Street
New York, New York  10286

Attention:
                         Re:     Citadel Broadcasting Company (the
                                 "Company") 13-1/4% Series A Exchangeable
                                 Preferred Stock (the "Securities)
                                 ----------------------------------------

Dear Sirs:

         In connection with our proposed purchase of ___ shares of the Securities, we confirm that:

         1. The undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities, except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if requested by the Company, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

         3. We understand that, on any proposed resale of any Securities or Conversion Shares, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the effect set out in paragraph 2.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Holder]

                                        By:
                                            ------------------------------
                                            Authorized Signature

                                   EXHIBIT C
                                   ---------

                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------

The Bank of New York
101 Barclay Street
New York, New York  10286

Attention:
              Re:      Citadel Broadcasting Company (the
                       "Company") 13-1/4% Series A Exchangeable
                       Preferred Stock (the "Securities")
                       ----------------------------------------

Dear Sirs:

         In connection with our proposed sale of ____ shares of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

         (1) the offer of the Securities was not made to a person in the United States;

         (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Holder]

                                        By:
                                           ---------------------------
                                           Authorized Signature

II. That, pursuant to the authority conferred upon the Board of Directors of the Company by ARTICLE 4 of the Restated Articles of Incorporation (the "Articles"), and Section V of the Original Designation, the Board of Directors of the Company by unanimous written consent adopted the following resolution amending the Original Designation (the "New Designation"). The New Designation is as follows:

         RESOLVED, that pursuant to the authority expressly conferred upon the Board of Directors of the Company by Article 4 of the Articles, and conferred upon the Board of Directors of the Company pursuant to Section V of the Original Designation, the Original Designation is hereby amended and restated as follows:

                        CERTIFICATE OF THE DESIGNATIONS,
                    VOTING POWERS, PREFERENCES AND RELATIVE,
                PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS
             AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE
             13-1/4% SERIES A EXCHANGEABLE PREFERRED STOCK AND THE
                13-1/4% SERIES B EXCHANGEABLE PREFERRED STOCK OF
                          CITADEL BROADCASTING COMPANY

         WHEREAS, pursuant to authority conferred upon the Board of Directors by ARTICLE 4 of the Amended and Restated Articles of Incorporation of the Company (the "Articles"), the Board of Directors of the Company by unanimous written consent dated June 30, 1997 adopted the following resolution creating two series of Preferred Stock designated as 13-1/4% Series A Exchangeable Preferred Stock of Citadel Broadcasting Company and 13-1/4% Series B Exchangeable Preferred Stock of Citadel Broadcasting Company:

         RESOLVED, that pursuant to the authority expressly vested in the Board of Directors in accordance with the provisions of the Articles, two series of Preferred Stock of the Company, without par value, be and they hereby are, created and that the designation and amount thereof and the voting powers, preferences, and relative rights of the shares of each such series, and the limitations and restrictions thereof, are as follows:

         I. Designation and Amount. The designations for the two series of Preferred Stock authorized by this resolution shall be the 13-1/4% Series A Exchangeable Preferred Stock without par value (the "Series A Preferred Stock") and the 13-1/4% Series B Exchangeable Preferred Stock without par value (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Exchangeable Preferred Stock"). The initial liquidation preference of the Exchangeable Preferred Stock is $100.00 per share and the original issue price for each such share is $100.00. The issue price per share or liquidation preference of the Exchangeable Preferred Stock shall not for any purpose be considered to be a determination by the Board of Directors with respect to the capital and surplus of the Company. The maximum number of shares of Series A Preferred Stock shall be 2,000,000 and the maximum number of shares of Series B Preferred Stock shall be 2,000,000.

         II. Dividends. (a) Holders of the outstanding shares of Exchangeable Preferred Stock (the "Holders") will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Exchangeable Preferred Stock at an annual rate of 13-1/4% (the "Dividend Rate"). All dividends will be cumulative, whether or not earned or declared, from the Closing Date and will be payable semi-annually in arrears on each Dividend Payment Date, commencing on January 1, 1998, to Holders of record on the June 15 or December 15 immediately preceding the relevant Dividend Payment Date. On or before July 1, 2002, the Company may, at its option, pay dividends in cash or in additional fully paid and non-assessable shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends, provided, however, that if the Company pays dividends in additional shares of Exchangeable Preferred Stock, Holders of Series A Preferred Stock shall be paid in additional shares of Series A Preferred Stock and Holders of Series B Preferred Stock shall be paid in additional shares of Series B Preferred Stock. After July 1, 2002, dividends shall be paid only in cash. If any dividend (or portion thereof) payable on any Dividend Payment Date on or before July 1, 2002 is not declared or paid in full in cash or in shares of Exchangeable Preferred Stock as described above on such Dividend Payment Date, the amount of the accumulated and unpaid dividend will bear interest at the Dividend Rate, compounding semi-annually from such Dividend Payment Date until paid in full. If any dividend (or portion thereof) payable on any Dividend Payment Date after July 1, 2002 is not declared or paid in full in cash on such Dividend Payment Date, the amount of the accumulated and unpaid dividend that is payable and that is not paid in cash on such date will bear interest at the Dividend Rate, compounding semi-annually from such Dividend Payment Date until paid in full. Dividends shall cease to accumulate in respect of the shares of Exchangeable Preferred Stock on the Exchange Date or on the Redemption Date unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the Exchangeable Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the Redemption Date.

         (b) All dividends paid with respect to shares of the Exchangeable Preferred Stock pursuant to Section II(a) of this Certificate of Designation shall be paid pro rata to the Holders entitled thereto.

         (c) Nothing contained in this Certificate of Designation shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on shares of the Exchangeable Preferred Stock at any time.

         (d) Holders shall be entitled to receive the dividends provided for in
Section II(a) of this Certificate of Designation (including any accumulated and unpaid cash dividends on the Exchangeable Preferred Stock) in preference to and in priority over any cash dividends (including accumulated and unpaid dividends) upon any of the Junior Stock.

         (e) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Stock for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Exchangeable Preferred Stock. If full dividends are not so paid, the Exchangeable Preferred Stock will share dividends pro rata with the Parity Stock. No dividends may be paid or set apart for such payment on Junior Stock (except dividends on Junior Stock payable in additional shares of Junior Stock) and no Junior Stock or Parity Stock may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid in full (or deemed paid) on any issued and outstanding Exchangeable Preferred Stock.

         (f) Dividends on account of arrears for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record of the Exchangeable Preferred Stock on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

         (g) Each fractional share of Exchangeable Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Exchangeable Preferred Stock pursuant to Section II(a), and all such dividends with respect to such outstanding fractional shares shall accumulate at the Dividend Rate and shall be payable in the same manner and at such times as provided for in Section II(a) with respect to dividends on each outstanding share of Exchangeable Preferred Stock.

         (h) Dividends payable on the Exchangeable Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which dividends are payable.

         III. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, Holders will be entitled to be paid, out of the assets of the Company available for distribution to stockholders, the then effective liquidation preference per share of Exchangeable Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding- up), before any distribution is made on any Junior Stock, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Exchangeable

Preferred Stock and all other Parity Stock are not paid in full, the Holders of the Exchangeable Preferred Stock and the holders of the Parity Stock will share equally and ratably in any distribution of assets of the Company in proportion to the liquidation preference, together with all accumulated and unpaid dividends, to which each is entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, Holders will not be entitled to any further participation in any distribution of assets of the Company. For the purposes of this Section III, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

         The liquidation preference with respect to each outstanding fractional share of Exchangeable Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payments with respect to each outstanding full share of Exchangeable Preferred Stock.

         IV. Exchange. (a) The Company may, at its option, subject to the conditions described below, on any scheduled Dividend Payment Date, exchange the Exchangeable Preferred Stock, in whole but not in part, for the Exchange Debentures. At least 30 and not more than 60 days prior to the date fixed for exchange, the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder, which notice shall state:

         (i) that the Company has elected to exchange the Exchangeable Preferred Stock into Exchange Debentures pursuant to this Certificate of Designation;

         (ii)   the date of such exchange (the "Exchange Date");

         (iii) that the Holder is to surrender to the Company, at the place or places and in the manner designated in the Exchange Notice, its certificate or certificates representing the shares of Exchangeable Preferred Stock;

         (iv) that dividends on the shares of Exchangeable Preferred Stock to be exchanged shall cease to accumulate at the close of business on the day prior to the Exchange Date, whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date, unless the Company shall default in the delivery of Exchange Debentures; and

         (v) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date.

         On the Exchange Date, if the conditions set forth in clauses (A) through (E) below are satisfied and if the exchange is then permitted under the Exchange Indenture, the

Company shall issue Exchange Debentures in exchange for the Exchangeable Preferred Stock as provided in the next paragraph, provided that on the Exchange Date: (A) there shall be legally available funds sufficient for the exchange to occur (including, without limitation, legally available funds sufficient therefor under Section 78.288 (or any successor provisions), to the extent applicable, of the General Corporation Law of the State of Nevada); (B) the Company shall have obtained a written opinion of counsel acceptable to the Company that an exemption from the registration requirements of the Securities Act is available for such exchange, and such exemption is relied upon by the Company for such exchange or, alternatively, that the Exchange Debentures have been registered thereunder; (C) the Exchange Indenture and the Debentures Trustee shall have been qualified under the Trust Indenture Act or the Company shall have obtained a written opinion of counsel that such qualification is not required; (D) immediately after giving effect to such exchange, no default or event of default would exist under the Exchange Indenture, and no material breach or default would exist under the Credit Facility, the Notes Indenture or the Securities Purchase and Exchange Agreement; and (E) on the date of such exchange (the "Exchange Date") there are no accumulated and unpaid dividends on the Exchangeable Preferred Stock (including the dividend payable on such date). In the event that any of the conditions set forth in clauses (A) through (E) of the preceding sentence are not satisfied on the Exchange Date, then no shares of Exchangeable Preferred Stock shall be exchanged, and in order to effect an exchange as provided for in this Section IV, the Company shall be required to fix another date for the exchange and issue a new Exchange Notice.

         (b) Upon any exchange pursuant to this Section IV, Holders shall be entitled to receive, subject to the provisions hereof, $1.00 principal amount of Exchange Debentures for each $1.00 of the aggregate of the liquidation preference of the Exchangeable Preferred Stock and all accumulated and unpaid dividends thereon, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon for the period from the immediately preceding Dividend Payment Date to the day prior to the Exchange Date; provided that the Company shall pay cash in lieu of issuing an Exchange Debenture in a principal amount of less than $1,000 and provided further that the Exchange Debentures will be issuable only in denominations of $1,000 and integral multiples thereof.

         (c) On or before the Exchange Date, each Holder shall surrender the certificate or certificates representing such shares of the Exchangeable Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of the Exchangeable Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the Exchange Notice shall so state), such shares shall be exchanged by the Company into Exchange Debentures as aforesaid. The Company shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

         (d) If the Exchange Notice has been mailed as aforesaid, and if before the Exchange Date all Exchange Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the Debentures Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then the rights of the Holders as stockholders of the Company shall cease (except the right to receive the Exchange Debentures, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the Exchange Date and cash in lieu of any Exchange Debenture that is in a principal amount less than $1,000), and the person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as a registered holder or holders of such Exchange Debentures as of the Exchange Date.

         V. Voting Rights. (a) Holders, except as otherwise required under Nevada law or as set forth below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

         (b) If (i) after July 1, 2002, cash dividends on the Exchangeable Preferred Stock are in arrears and unpaid for two or more semi-annual dividend periods (whether or not consecutive) (a "Dividend Default"); (ii) the Company fails to redeem the Exchangeable Preferred Stock on July 1, 2009 or fails to otherwise discharge any redemption obligation set forth in this Certificate of Designation with respect to the Exchangeable Preferred Stock; (iii) the Company fails to make a Change of Control Offer if such offer is required by the provisions set forth under the "Purchase of Exchangeable Preferred Stock upon a Change of Control" covenant set forth in Section VIII below or fails to purchase shares of Exchangeable Preferred Stock from Holders who elect to have such shares purchased pursuant to the Change of Control Offer; (iv) a breach or violation of any other provisions contained in Section VIII hereof occurs and the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of Exchangeable Preferred Stock then outstanding; or
(v) the Company fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Debt of the Company or any Restricted Subsidiary of the Company, or the final stated maturity of any such Debt is accelerated, if the aggregate principal amount of such Debt, together with the aggregate principal amount of any other such Debt in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $5,000,000 or more at any time (each such event described in clauses (i) through (v) above being referred to herein as a "Voting Rights Triggering Event") then the number of directors constituting the Board of Directors will be adjusted to permit the Holders of a majority of the then outstanding shares of Exchangeable Preferred Stock, voting separately and as a class (together with the holders of any Parity Stock having similar voting rights), to elect two directors to the Board of Directors. The voting rights provided herein shall be the Holders' exclusive remedy at law or in equity. Such voting rights will continue until such time as, in the case of a Dividend Default, all dividends in arrears on the Exchangeable Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied or waived by the Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate.

         (c) The Company shall not authorize any new class of Senior Stock or modify, change, affect or amend the Articles or this Certificate of Designation to affect materially and adversely the specified rights, preferences, privileges or voting rights of the Exchangeable Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, as one class.

         (d) Immediately after voting power to elect directors shall have become vested and be continuing in the Holders pursuant to Section V(b) or if vacancies shall exist in the offices of directors elected by the Holders, a proper officer of the Company shall call a special meeting of the Holders for the purpose of electing the directors which such Holders are entitled to elect. Any such meeting shall be held at the earliest practicable date, and the Company shall provide Holders with access to the lists of Holders pursuant to the provisions of this Section V(d). At any meeting held for the purpose of electing directors at which the Holders shall have the right, voting separately as a class, to elect directors, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Exchangeable Preferred Stock shall be required to constitute a quorum of such Holders.

         (e) Any vacancy occurring in the office of a director elected by the Holders may be filled by the remaining director elected by the Holders unless and until such vacancy shall be filled by the Holders.

         (f) In any case in which the Holders shall be entitled to vote pursuant to this Section V or pursuant to the General Corporation Law of the State of Nevada, each Holder shall be entitled to one vote for each share of Exchangeable Preferred Stock held.

         (g) Holders of at least 66-2/3% of the then outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, separately as a class, may waive compliance with any provision of this Certificate of Designation.

         Further, Holders are entitled to vote as a class upon a proposed amendment to the Articles if the amendment would increase or decrease the par value of the shares of, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Except as set forth above, (i) the creation, authorization or issuance of any shares of Junior Stock, Parity Stock or Senior Stock, including the designation of series thereof within the existing class of Preferred Stock of the Company, or (ii) the increase or decrease in the amount of authorized Capital Stock of any class, including any Preferred Stock of the Company, shall not require the consent of the Holders and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders.

         VI. Redemption. (a) Optional Redemption. (i) The Exchangeable Preferred Stock will be redeemable (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at the election of the Company, as a whole or from time to time in part, at any time on or after July 1, 2002 on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of the then effective liquidation preference thereof) set forth below, plus, without duplication, all accumulated and unpaid dividends, if any, to the date of redemption (the "Redemption Date") (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), if redeemed during the 12-month period beginning on July 1 of the years indicated below:

                  Year                        Redemption Price
                  ----                        ----------------
                  2002                              107.729%
                  2003                              106.625%
                  2004                              105.521%
                  2005                              104.417%
                  2006                              103.313%
                  2007                              102.208%
                  2008                              101.104%

         (ii) In addition, at any time and from time to time prior to July 1, 2000, the Company may at its option redeem shares of Exchangeable Preferred Stock having an aggregate liquidation preference of up to 35% of the aggregate liquidation preference of all shares of Exchangeable Preferred Stock issued as of the Closing Date or issued as dividends on the Exchangeable Preferred Stock, with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 113.250% of the liquidation preference thereof, plus without duplication, accumulated and unpaid dividends, if any, to the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), subject to the right of Holders of record on the relevant record date to receive dividends due on a Dividend Payment Date; provided that, immediately after giving effect to any such redemption, at least $75,000,000 in aggregate liquidation preference of the Exchangeable Preferred Stock remains outstanding. Any such redemption must be made within 90 days of the related Public Equity Offering.

         (iii) No optional redemption may be authorized or made unless on or prior to such redemption full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Exchangeable Preferred Stock. If less than all the Exchangeable Preferred Stock is to be redeemed, the particular shares to be redeemed will be determined pro rata, except that the Company may redeem such shares held by any holder of fewer than 100 shares without regard to such pro rata redemption requirement. If any Exchangeable Preferred Stock is to be redeemed in part, the Redemption Notice that relates to such Exchangeable Preferred Stock shall state the portion of the liquidation preference to be redeemed. New shares of the same Series of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original shares of Exchangeable Preferred Stock and, unless the Company fails to pay the redemption price on the Redemption Date, after the Redemption Date dividends will cease to accumulate on the Exchangeable Preferred Stock called for redemption.

         (b) Mandatory Redemption. The Company shall redeem all outstanding Exchangeable Preferred Stock (subject to the legal availability of funds therefor) in whole on the redemption date of July 1, 2009 (the "Mandatory Redemption Date"), at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends, if any, to the date of redemption.

         (c) Procedure for Redemption. (i) Not more than 60 and not less than 30 days prior to any Redemption Date, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record of shares to be redeemed on the record date fixed for such redemption of the Exchangeable Preferred Stock at such Holder's address as the same appears on the stock ledger of the Company, provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Exchangeable Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give such notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

         (A) the Redemption Price;

         (B) whether all or less than all the outstanding shares of the Exchangeable Preferred Stock are to be redeemed and the total number of shares of such Exchangeable Preferred Stock being redeemed;

         (C) the number of shares of Exchangeable Preferred Stock held by the Holder that the Company intends to redeem;

         (D) the Redemption Date;

         (E) that the Holder is to surrender to the Company, at the place or places, which shall be designated in such Redemption Notice, its certificates representing the shares of Exchangeable Preferred Stock to be redeemed;

         (F) that dividends on the shares of the Exchangeable Preferred Stock to be redeemed shall cease to accumulate on the day prior to such Redemption Date unless the Company defaults in the payment of the redemption price; and

         (G) the name of any bank or trust company performing the duties referred to in subsection (c)(v) below.

         (ii) On or before the Redemption Date, each Holder of Exchangeable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Exchangeable Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (iii) Unless the Company defaults in the payment in full of the redemption price, dividends on the Exchangeable Preferred Stock called for redemption shall cease to accumulate on the day prior to the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price, without interest.

         (iv) If a Redemption Notice shall have been duly given, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the Exchangeable Preferred Stock called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable on redemption thereof, without interest.

         (v) If a Redemption Notice shall have been duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Company with such bank or trust company in trust for the pro rata benefit of the Holders of the Exchangeable Preferred Stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect of such shares shall forthwith cease and terminate, except only the right of the Holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of New York, shall be doing business in the Borough of Manhattan, The City of New York, shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Company, after which repayment the Holders of the shares so called for redemption shall look only to the Company for payment thereof.

         VII. Ranking. The Exchangeable Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank (a) senior to all classes of common stock and to each other class of Capital Stock or series of preferred stock established after the Closing Date by the Board of Directors the terms of which expressly provide that it ranks junior to the Exchangeable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock"); (b) on a parity with each other class of Capital Stock or series of preferred stock established after the Closing Date by the Board of Directors the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividend rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Stock"); and (c) subject to the approval of the Holders in accordance with Section V(c) hereof, junior to each class of Capital Stock or series of preferred stock established after the Closing Date by the Board of Directors the terms of which do not expressly provide that such class or series will rank junior to, or on a parity with, the Exchangeable Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock").

         VIII.    Certain Covenants.

         (1) LIMITATION ON DEBT. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Debt (including Acquired Debt and the issuance of Disqualified Stock), except that the Company or a Restricted Subsidiary may incur Debt or issue Disqualified Stock if, at the time of such event, the Consolidated Cash Flow Ratio would have been less than 7.0 to 1.0. In making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt as if the additional Debt had been incurred and the application of proceeds therefrom occurred on the first day of the four-fiscal quarter period used to calculate the Consolidated Cash Flow Ratio, (ii) the incurrence, repayment or retirement of any other Debt by the Company or any of its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or any of its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), the amount of Debt under a revolving credit facility will be computed based upon the average daily balance of such Debt during such four-quarter period.

         (b) Notwithstanding the foregoing, the Company may, and may, to the extent expressly permitted below, permit any of its Restricted Subsidiaries to, incur any of the following Debt ("Permitted Debt"):

         (i) Debt of the Company or any Restricted Subsidiary under the Credit Facility (including guarantees thereof by Subsidiaries) in an aggregate principal amount at any one time outstanding not to exceed $110,000,000.

         (ii) Debt of the Company or any of its Restricted Subsidiaries outstanding on the Closing Date, other than Debt described in clause (i) above.

         (iii) Debt owed by the Company to any of its Restricted Subsidiaries or owed by any Subsidiary to the Company or a Restricted Subsidiary or owed to the Company or a Restricted Subsidiary by a Restricted Subsidiary, provided the incurrence of such Debt did not violate Section VIII(2), "Limitation on Restricted Payments," of this Certificate of Designation.

         (iv)   Debt represented by the Notes and the Subsidiary Notes
     Guarantees.

         (v) Hedging Obligations of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business.

         (vi) Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries in an aggregate amount not exceeding $3,000,000 at any one time outstanding.

         (vii) Debt under purchase money mortgages or secured by purchase money security interests so long as (x) such Debt is not secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets so acquired and (y) such Debt is created within 60 days of the acquisition of the related property; provided that the aggregate principal amount of Debt under this clause (vii) does not exceed $2,000,000 at any one time outstanding.

         (viii) Debt of the Company or any Restricted Subsidiary, not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

         (ix) Debt of the Company or any of its Restricted Subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock.

         (x) Acquired Debt of a person, other than Debt incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or the acquisition of assets from such person, as the case may be, provided that the Company on a pro forma basis could incur $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of this covenant.

         (xi) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company or any Restricted Subsidiary of any outstanding Debt of the Company or such Restricted Subsidiary, other than Debt incurred pursuant to clause (i), (v), (vi), (vii), (viii) or (ix) of this definition, including any successive refinancings thereof, so long as (A) any such new

         Debt is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing plus the amount of expenses of the Company incurred in connection with such refinancing and (B) such refinancing Debt does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced.

         (2) LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions:

         (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Junior Stock of the Company or any of its Restricted Subsidiaries, other than (i) dividends or distributions payable solely in Qualified Equity Interests of the issuer of such shares of Junior Stock, (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

         (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of (i) Junior Stock of the Company (or any options, warrants or other rights to acquire shares of Junior Stock of the Company (other than any such Junior Stock owned by Restricted Subsidiaries)) or (ii) Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (A) any Unrestricted Subsidiary or (B) any Restricted Subsidiary that are held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

         (c) make any Investment (other than a Permitted Investment) in any person (such payments or other actions described in (but not excluded from) clauses (a) through (c) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

              (i) no Voting Rights Triggering Event has occurred and is continuing,

              (ii) the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section VIII(1)(a), "Limitation on Debt," of this Certificate of Designation, and

              (iii) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

                     (A) the remainder of (x) 100% of the aggregate
              Consolidated Cash Flow for the period beginning on the first day of the Company's fiscal quarter during which the Closing Date occurs and ending on the last day of the Company's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment (the "Computation Period") minus (y) the product of 1.4 times the sum of (i) Consolidated Fixed Charges for the Computation Period and (ii) all dividends or other distributions paid in cash by the Company or any of its Restricted Subsidiaries on any Disqualified Stock of the Company or any of its Restricted Subsidiaries for the Computation Period; plus

                     (B) the aggregate net proceeds received by the Company
              after the Closing Date (including the fair market value of property other than cash as determined by the Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of Qualified Equity Interests of the Company (excluding from this computation any net proceeds of a Public Equity Offering received by the Company that are used by it to redeem the Exchangeable Preferred Stock, as discussed in Section VI(a)(ii), "Redemption" above); plus

                     (C) the aggregate net proceeds received by the Company
              after the Closing Date (including the fair market value of property other than cash as determined by the Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange; plus

                     (D) without duplication, the Net Cash Proceeds received by the Company or a Wholly Owned Restricted Subsidiary upon the sale of any of its Unrestricted Subsidiaries; plus

                     (E) $5,000,000.

         Notwithstanding the foregoing, the Company and any of its Restricted Subsidiaries may take any of the following actions, so long as (with respect to clauses (c) and (d) below) no Voting Rights Triggering Event has occurred and is continuing or would occur:

         (a) The payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision.

         (b) The repurchase, redemption or other acquisition or retirement for value of any shares of Junior Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company.

         (c) The payment by the Company to Citadel Communications for the purpose of the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Citadel Communications, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the Closing Date does not exceed $1,000,000 in any fiscal year.

         (d) Loans or advances to officers, directors and employees of Citadel Communications, the Company or any of its Restricted Subsidiaries made in the ordinary course of business after the Closing Date in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

         (e) Payments to or on behalf of Citadel Communications to pay its operating and administrative expenses attributable to the Company, including, without limitation, legal and audit expenses, directors' fees, fees payable in respect of the trustee and the back-up trustees under the Voting Trust Agreement, and Commission compliance expenses, in an amount not to exceed the greater of $1,000,000 per fiscal year and 1% of the net revenues of the Company for the preceding fiscal year.

         (f) Repayment of the note payable of the Company to Citadel Communications outstanding as of the Closing Date in an amount not to exceed $12,817,000 plus accrued and unpaid interest thereon to the Closing Date.

The payments described in clauses (b), (c) and (d) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii), and the payments described in clauses (a), (e) and (f) of this paragraph will be

Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii).

         For the purpose of making calculations under this Certificate of Designation (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in an amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors, whose good faith determination will be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors, whose good faith determination will be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors, whose good faith determination will be conclusive.

         If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

         If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and any of its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

         In computing Consolidated Adjusted Net Income for purposes of the foregoing clause (iii) (A), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Certificate of Designation, such Restricted Payment will be deemed to have been made in compliance with this Certificate of Designation notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

         (3) PURCHASE OF EXCHANGEABLE PREFERRED STOCK UPON A CHANGE OF CONTROL. If a Change of Control occurs at any time, then each Holder of Exchangeable Preferred Stock will have the right to require that the Company purchase such Holder's Exchangeable Preferred Stock, in whole or in part, at a purchase price in cash equal to 101% of the liquidation preference of such Exchangeable Preferred Stock, plus accumulated and unpaid dividends, if any, to the date of purchase, pursuant to the offer described herein (the "Change of Control Offer") and the other procedures set forth herein.

         Within 30 days following any Change of Control, the Company will notify the Transfer Agent thereof and give written notice of such Change of Control to each Holder of Exchangeable Preferred Stock by first-class mail, postage prepaid, at its address appearing in the security register of the Exchangeable Preferred Stock, stating, among other things, (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act; (ii) that any Exchangeable Preferred Stock not tendered will continue to accumulate dividends; (iii) that, unless the Company defaults in the payment of the purchase price, any Exchangeable Preferred Stock accepted for payment pursuant to the Change of Control Offer will cease to accumulate dividends after the Change of Control purchase date; and (iv) certain other procedures that a Holder of Exchangeable Preferred Stock must follow to accept a Change of Control Offer or to withdraw such acceptance.

         On the date of purchase, the Company shall: (i) accept for payment the Exchangeable Preferred Stock tendered pursuant to the Change of Control Offer;
(ii) deposit with the Transfer Agent money sufficient to pay the purchase price of all Exchangeable Preferred Stock so accepted; and (iii) deliver, or cause to be delivered, to the Transfer Agent, all Exchangeable Preferred Stock so accepted together with an officers' certificate specifying the Exchangeable Preferred Stock accepted for payment by the Company. The Company shall promptly mail to the Holders a new certificate representing any shares not so purchased. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, create any restriction (other than restrictions existing under Debt as in effect on the Closing Date or in refinancings or replacements of such Debt) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Exchangeable Preferred Stock or, if such Change of Control Offer is made, to pay for the Exchangeable Preferred Stock tendered for purchase.

         (4) LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not sell, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants, or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares, (iii) if, immediately after giving effect to such issuance or sale, neither the Company nor any Subsidiary owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) or (iv) if, immediately either giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect to such issuance or sale would have been permitted to be made under
Section VIII(2), "Limitation on Restricted Payments," of this Certificate of Designation if made on the date of such issuance or sale.

         In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer or otherwise dispose of any of its properties or assets to an Unrestricted Subsidiary other than in the ordinary course of business.

         (5) UNRESTRICTED SUBSIDIARIES. (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any of its Restricted Subsidiaries is directly or indirectly liable for any Debt of such Subsidiary, (ii) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or made payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section VIII(2), "Limitation on Restricted Payments," of this Certificate of Designation, (iv) neither the Company nor any of its Restricted Subsidiaries has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any of its Restricted Subsidiaries has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Notwithstanding the foregoing, the Company may not designate the License Subsidiary, or any Subsidiary to which any properties or assets (other than current assets) owned by the Company or the License Subsidiary on the Closing Date have been transferred, as an Unrestricted Subsidiary.

         (b) The Board of Directors of the Company may designate any of its Unrestricted Subsidiaries as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Debt is permitted under Section VIII(1), "Limitation on Debt," of this Certificate of Designation and (ii) no Voting Rights Triggering Event will have occurred and be continuing following such designation.

         (6) LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES. The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred

Stock of a Subsidiary of the Company (other than Acquired Preferred Stock; provided that at the time the issuer of such Acquired Preferred Stock becomes a Subsidiary of the Company or merges with the Company or any of its Subsidiaries, and after giving effect to such transaction, the Company shall be able to incur $1.00 of additional Debt (other than Permitted Debt) in compliance with Section VIII(1), "Limitation on Debt," of this Certificate of Designation).

         (7) REPORTS. At all times from and after the earlier of (i) the date of the commencement of the Preferred Stock Exchange Offer or the effectiveness of the Preferred Stock Shelf Registration Statement (the "Preferred Stock Registration") and (ii) the date 180 days after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company will file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company will supply the Transfer Agent and each Holder, or will supply to the Transfer Agent for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Preferred Stock Shelf Registration Statement and the date 180 days after the Closing Date, the Company will, at its cost, deliver to each Holder of the Exchangeable Preferred Stock quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. In addition, at all times prior to the Preferred Stock Registration, upon the request by any Holder or any prospective purchaser of the Exchangeable Preferred Stock designated by a Holder, the Company will supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

         (8) CONSOLIDATION, MERGER AND SALE OF ASSETS. Without the affirmative vote of the Holders of a majority of the issued and outstanding shares of Exchangeable Preferred Stock and the holders of any Parity Stock, voting or consenting, as the case may be, as a separate class, the Company may not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another person or adopt a plan of liquidation unless:

         (a) Either (i) the Company is the surviving corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person that acquires by sale, assignment, transfer, lease or other disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (B) the Exchangeable Preferred Stock shall be converted into or exchanged for and shall become shares of such Surviving Entity, having in respect of such Surviving Entity the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Exchangeable Preferred Stock had immediately prior to such transaction.

         (b) Immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Voting Rights Triggering Event shall have occurred or be continuing.

         (c) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (in the case of clause
     (i) of paragraph (a) or such person (in the case of clause (ii) of paragraph (a)) could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section VIII(1)(a), "Limitation on Debt," of this Certificate of Designation.

         (d) The Company delivers, or causes to be delivered, to the Transfer Agent an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with this Certificate of Designation and that all conditions precedent in this Certificate of Designation relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         IX. No Reissuance of Exchangeable Preferred Stock. None of the shares of Exchangeable Preferred Stock acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued.

         X. Business Day. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

         XI. Transfer Restrictions. (a) The Series A Preferred Stock will bear a legend to the following effect (as applicable) unless otherwise agreed by the Company and the Holder thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES

TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CITADEL BROADCASTING COMPANY (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF SUBPARAGRAPH
(A) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         (b) The Transfer Agent shall refuse to register any transfer of Series A Preferred Stock in violation of the restrictions contained in the legend provided for in Section XI(a).

         (c) The legend provided for in Section XI(a) may be removed if the Series A Preferred Stock has been registered pursuant to a Preferred Stock Shelf Registration Statement under the Securities Act. Unlegended Series B Preferred Stock may be issued in exchange for Series A Preferred Stock pursuant to a Preferred Stock Exchange Offer.

         (d) At any time after one year following the Closing Date, upon receipt by the Transfer Agent and the Company of a certificate substantially in the form of Exhibit A hereto, the Transfer Agent shall authenticate and deliver one or more shares of unlegended Series A Preferred Stock in the place of shares of legended Series A Preferred Stock.

         (e) In connection with proposed transfers of Series A Preferred Stock described in Exhibit B or Exhibit C, the Transfer Agent or the Company may require the transferor or transferee, as the case may be, to deliver the appropriate letter attached hereto as Exhibits B or C. Each Holder of Series A Preferred Stock shall notify the Company or the Transfer Agent in the event of any transfer by such Holder of any shares of Series A Preferred Stock to a foreign transferee.

         XII. Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         "Acquired Debt" means Debt of a person (a) existing at the time such person is merged with or into the Company or becomes a Subsidiary, (b) assumed in connection with the acquisition of assets from such person or (c) secured by a Lien encumbering assets acquired from such person.

         "Acquired Preferred Stock" means preferred stock of a person (a) existing at the time such person is merged with or into the Company or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such person.

         "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, to any person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any of its Restricted Subsidiaries, (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any of its Restricted Subsidiaries, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (a) that is governed by the provisions of
Section VIII(8), "Consolidation, Merger and Sale of Assets," of this Certificate of Designation, (b) to an Unrestricted Subsidiary, if permitted under Section VIII(2), "Limitation on Restricted Payments," of this Certificate of Designation, (c) representing obsolete or permanently retired equipment, (d) the gross proceeds of which (exclusive of indemnities) do not exceed $100,000 for any particular item or $500,000 in the aggregate for any fiscal year, or
(e) the transfer of up to $500,000 of properties and assets, including cash, to a joint venture in which the Company or a Restricted Subsidiary has an equity interest, which joint venture is engaged in the internet service provider business.

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



         "Banks" means the banks and other financial institutions that from time to time are lenders under the Credit Facility.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Capital Stock" of any person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity (however designated).

         "Capitalized Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease on the balance sheet of such person.

         "Change of Control" means the occurrence of any of the following events:

         (a) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Lawrence R. Wilson, Scott E. Smith, John E. von Schlegell, Baker, Fentress & Company, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., The Endeavour Capital Fund Limited Partnership and any trustee, in its capacity as trustee under the Voting Trust Agreement or Citadel Communications is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company;

         (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company, was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

         (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

         "Change of Control Offer" has the meaning specified in Section VIII(3) hereof.

         "Citadel Communications" means Citadel Communications Corporation, a Nevada corporation, and any successors thereof.

         "Closing Date" means July 3, 1997.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

         "Computation Period" has the meaning specified in Section VIII(2) hereof.

         "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash during such period, (d) the net income (or loss) of any person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of
(1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

         "Consolidated Cash Flow" means, for any period, the sum of, without duplication, Consolidated Adjusted Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period: (a) the aggregate interest expense and preferred stock dividends of the Company and its Restricted Subsidiaries for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and any of its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that income tax expense, interest expense and preferred stock dividends, depreciation and amortization expense, and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Adjusted Net Income for such period. Solely for purposes of determining whether the Company could incur Debt pursuant to Section VIII(1)(a), "Limitation on Debt," of this Certificate of Designation, if the Company is permitted to give pro forma effect to an In-Market Acquisition of a radio station pursuant to clause (iii) of the second paragraph of such covenant, such calculation may also give pro forma effect to projected quantifiable improvements in operating results of such radio station due to cost reductions calculated in good faith by the Company and certified by an officers' certificate filed with the Transfer Agent. As used in the preceding sentence, the term "In-Market Acquisition" means the acquisition of a radio station or group of radio stations serving a metropolitan statistical area in which the Company or its Subsidiaries has owned, or has operated under a local marketing agreement, one or more radio stations for at least the preceding six months.

         "Consolidated Cash Flow Ratio" means, at any date, the ratio of (i) the aggregate amount of Debt of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the immediately preceding four fiscal quarters for which internal financial statements of the Company are available (the "Reference Period") to (ii) the aggregate amount of Consolidated Cash Flow for such Reference Period.

         "Consolidated Fixed Charges" means, for any period, without duplication, the sum of (a) the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs, (v) the interest component of Capitalized Lease Obligations of the Company and any of its Restricted Subsidiaries, and (vi) the portion of any rental obligation of the Company and any of its Restricted Subsidiaries in respect of any sale and leaseback transaction allocable during such period to interest expense (determined as if it were treated as a Capitalized Lease Obligation) plus (b) all interest on any Debt of any other person guaranteed by the Company or any of its Restricted Subsidiaries: provided, however, that Consolidated Fixed Charges will not include any gain or loss from extinguishment of debt, including any write-off of debt issuance costs.

         "Credit Facility" means the loan agreement dated October 9, 1996 among the Company and the financial institutions and banks named therein, as amended, and as such agreement may be amended, restated, supplemented, replaced or refinanced or otherwise modified from time to time.

         "Debentures Trustee" means The Bank of New York, as Trustee under the Exchange Indenture, or any successor Debentures Trustee appointed in accordance with the terms of the Exchange Indenture.

         "Debt" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (a) every obligation of such person for money borrowed, (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) every obligation of such person issued or assumed as the deferred purchase price of property or services, (e) every Capitalized Lease Obligation of such person, (f) all Disqualified Stock of such person valued at its maximum fixed repurchase price, plus accumulated and unpaid dividends, (g) all Hedging Obligations of such person, and (h) every obligation of the type referred to in clauses (a) through
(g) of another person and all dividends of another person (i) the payment of which, in either case, such person has guaranteed or (ii) which is secured by any Lien on any property or asset of such person, the amount of such Debt being deemed to be the lesser of the actual amount of the guarantee or the value of such property or asset subject to such Lien, as the case may be, and the amount of the Debt so guaranteed or secured, as the case may be. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to this Certificate of Designation, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability, for federal, state or local taxes or other taxes owed by such person will not be considered Debt for purposes of this definition. The amount outstanding at any time of any Debt issued with original issue discount is the aggregate principal amount at maturity of such Debt, less the remaining unamortized portion of the original issue discount of such Debt at such time, as determined in accordance with GAAP.

         "Disqualified Stock" means any class or series of Capital Stock that, either by its terms (or by the terms of any security into which it is convertible or exchangeable by contract or otherwise), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, prior to one year after the Mandatory Redemption Date, provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon occurrence of a "change of control" occurring prior to the Mandatory Redemption Date will not constitute Disqualified Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such

Capital Stock than the provisions contained in Section VIII(3), "Purchase of Exchangeable Preferred Stock upon a Change of Control," of this Certificate of Designation and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Exchangeable Preferred Stock as are required to be repurchased pursuant to Section VIII(3), "Purchase of Exchangeable Preferred Stock upon a Change of Control," of this Certificate of Designation; provided, however, that "Disqualified Stock" shall not include the Exchangeable Preferred Stock.

         "Dividend Default" has the meaning specified in Section V(b) hereof.

         "Dividend Payment Date" means each January 1 and July 1 of each year on which dividends shall be paid or are payable, any Redemption Date and any other date on which dividends in arrears may be paid.

         "Dividend Rate" has the meaning specified in Section II(a) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Date" has the meaning specified in Section IV(a) hereof.

         "Exchange Debentures" means the 13-1/4% Exchange Debentures due 2009 of the Company, issuable pursuant to the Exchange Indenture in exchange for the Exchangeable Preferred Stock at the option of the Company.

         "Exchange Indenture" means the Indenture dated as of July 1, 1997 among the Company, Citadel License, Inc. as guarantor, and The Bank of New York, as trustee, relating to the Exchange Debentures.

         "Exchange Notice" has the meaning specified in Section IV(a) hereof.

         "Exchangeable Preferred Stock" has the meaning set forth in Section I hereof.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

         "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way, the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including without limitation, the payment of amounts drawn down under letters of credit.

         "Hedging Obligations" means the obligations of any person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements destined to protect such person against fluctuations in interest rates or the value of foreign currencies.

         "Holder" has the meaning specified in Section II(a) hereof.

         "Investment" (in any person) means (a) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to any person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such person or the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such person or the making of any investment in such person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (c) the transfer of any assets or properties from the Company or a Restricted Subsidiary to any Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business. Investments will exclude extension of trade credit on commercially reasonable terms in accordance with normal trade practices.

         "Junior Stock" has the meaning specified in Section VII hereof.

         "License Subsidiary" means Citadel License, Inc.

         "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A person will be deemed to own subject to a Lien any property that such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Mandatory Redemption Date" has the meaning specified in Section VI(b) hereof.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Debt where payment of such Debt is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "Notes" means the 10-1/4% Senior Subordinated Notes due 2007 of the Company, issuable pursuant to the Notes Indenture.

         "Notes Indenture" means the Indenture dated as of July 1, 1997 among the Company, Citadel License, Inc., as guarantor, and The Bank of New York, as trustee, relating to the 10-1/4% Senior Subordinated Notes due 2007 of the Company.

         "Original Issue Date" means July 3, 1997.

         "Parity Stock" has the meaning specified in Section VII hereof.

         "Permitted Debt" has the meaning specified in Section VIII(1)(b) hereof.

         "Permitted Investments" means any of the following:

         (a) Investments in (i) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit, time deposits, overnight bank deposits or bankers' acceptances with a maturity of 270 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; and (iii) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services.

         (b) Investments by the Company or any of its Restricted Subsidiaries in another person, if as a result of such Investment (i) such other person becomes a Restricted Subsidiary that would be a Subsidiary Debentures Guarantor under the Exchange Indenture or (ii) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary that would be such a Subsidiary Debentures Guarantor.

         (c) Investments by the Company or any of its Restricted Subsidiaries in a Subsidiary Debentures Guarantor and Investments by any Restricted Subsidiary in the Company.

         (d) Investments in assets owned or used in the ordinary course of business.

         (e) Investments in existence on the Closing Date.

         (f) Promissory notes received as a result of Asset Sales provided that
     (i) the consideration received by the Company or the relevant Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors, whose good faith determination will be conclusive) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 80% (A) cash or cash equivalents and/or (B) the assumption by the transferee of Debt of the Company or a Restricted Subsidiary which would be ranked senior to or pari passu with the Exchange Debentures and release of the Company or such Restricted Subsidiary from all liability on such Debt.

         (g) Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of the Company or any of its Restricted Subsidiaries in an aggregate amount outstanding, at any time not exceeding $1,000,000.

         (h) Investments by the Company or any of its Restricted Subsidiaries in a joint venture that is engaged in the internet service provider business in an aggregate amount outstanding at any time not exceeding $500,000.

         (i) Other Investments that do not exceed $2,000,000 at any one time outstanding.

         "Preferred Stock" of any person means any Capital Stock of such person that has preferential rights to any other Capital Stock of such person with respect to dividends or redemptions or upon liquidation.

         "Preferred Stock Exchange Offer" means an offer by the Company to exchange the Series A Preferred Stock for the Series B Preferred Stock pursuant to an effective registration statement.

         "Preferred Stock Registration" has the meaning set forth in Section VIII(7) hereof.

         "Preferred Stock Shelf Registration Statement" means a shelf registration statement which becomes effective and covers resales of the Series A Preferred Stock.

         "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of either (a) the Company or (b) Citadel Communications, the net proceeds from which (after deducting any underwriting discounts and commissions) are used by Citadel Communications to purchase Qualified Equity Interests of the Company; provided that, in either case, such net proceeds exceed $10,000,000.

         "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

         "Qualified Stock" of any person means any and all Capital Stock of such person, other than Disqualified Stock.

         "Redemption Date" has the meaning specified in Section VI(a)(i) hereof.

         "Redemption Notice" has the meaning specified in Section VI(c)(i) hereof.

         "Redemption Price" means the price at which the Exchangeable Preferred Stock may be redeemed.

         "Restricted Payment" has the meaning specified in Section VIII(2) hereof.

         "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Purchase and Exchange Agreement" means that certain Securities Purchase and Exchange Agreement, dated June 28, 1996, as amended by the First Amendment thereto dated December 31, 1996, and by the Second Amendment thereto dated March 17, 1997 among Citadel Communications, the Company and certain other parties.

         "Senior Stock" has the meaning specified in Section VII hereof.

         "Series A Preferred Stock" has the meaning set forth in Section I hereof.

         "Series B Preferred Stock" has the meaning set forth in Section I hereof.

         "Significant Subsidiary" means any Restricted Subsidiary of the Company that together with its Subsidiaries, (a) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated net sales of the Company and its Restricted Subsidiaries, (b) as of the end of such fiscal year was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year, (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year or (d) that holds one or more licenses material to the Company's business.

         "Subsidiary" means any person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

         "Subsidiary Debentures Guarantee" means a guarantee of the Exchange Debentures by a Restricted Subsidiary under the Exchange Indenture.

         "Subsidiary Debentures Guarantor" means the License Subsidiary and each other Restricted Subsidiary that issues a Subsidiary Debentures Guarantee under the Exchange Indenture.

         "Subsidiary Notes Guarantee" means a guarantee of the Notes by a Restricted Subsidiary under the Notes Indenture.

         "Transfer Agent" means The Bank of New York or any successor transfer agent.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force on the date on which this Certificate of Designation was filed.

         "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with
Section VIII(5), "Unrestricted Subsidiaries," of this Certificate of Designation and (b) any Subsidiary of an Unrestricted Subsidiary.

         "Voting Rights Triggering Event" has the meaning set forth above in
Section V(b) hereof.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

         "Voting Trust Agreement" means that certain Voting Trust Agreement dated as of March 17, 1997 by and among Citadel Communications, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., Christopher Hall, as the initial Trustee thereunder and J. Walter Corcoran and Harlan Levy, each as an initial Back-Up Trustee thereunder.

         "Weighted Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing
(a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Debt or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

         "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or an immaterial number of shares required to be owned by other persons pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

                                   EXHIBIT A
                                   ---------

                           Form of Certificate as to
                         Completion of Distribution and
                        Termination of Restricted Period
                        --------------------------------

                                                        __________________, ____

The Bank of New York
101 Barclay Street
New York, New York  10286

Attention:
             Re: Citadel Broadcasting Company (the "Company") 13-1/4% Series A Exchangeable Preferred Stock (the "Series A Preferred Stock") and 13-1/4% Series B Exchangeable Preferred Stock (the "Series B Preferred Stock")
                   ----------------------------------------------------

Dear Ladies and Gentlemen:

         This letter relates to ___ shares of Series A Preferred Stock represented by the attached Certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section XI(d) of the Certificate of Designation (the "Certificate of Designation") filed with the Secretary of State of the State of Nevada on July __, 1997 relating to the Series A Preferred Stock and the Series B Preferred Stock, we hereby certify that we are a person outside the United States to whom the Series A Preferred Stock could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the shares of Series A Preferred Stock represented by the Legended Certificate for a like number of shares of Series A Preferred Stock, which shall be represented by the attached Certificate (the "Unlegended Certificate"), which does not bear a legend outlining restrictions upon the transfer of such Unlegended Certificate, all in the manner provided for in the Certificate of Designation.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Holder]

                                        By:
                                           ----------------------------
                                           Authorized Signature

                                   EXHIBIT B
                                   ---------

                           Form of Certificate to Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

                                                           _______________, ____

The Bank of New York
101 Barclay Street
New York, New York  10286

Attention:
                     Re:     Citadel Broadcasting Company (the
                             "Company") 13-1/4% Series A Exchangeable
                             Preferred Stock (the "Securities)
                             ----------------------------------------

Dear Sirs:

         In connection with our proposed purchase of ___ shares of the Securities, we confirm that:

         1. The undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities, except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if requested by the Company, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

         3. We understand that, on any proposed resale of any Securities or Conversion Shares, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the effect set out in paragraph 2.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Holder]

                                        By:
                                           -----------------------------
                                           Authorized Signature

                                   EXHIBIT C
                                   ---------

                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------

The Bank of New York
101 Barclay Street
New York, New York  10286

Attention:
                Re:      Citadel Broadcasting Company (the
                         "Company") 13-1/4% Series A Exchangeable
                         Preferred Stock (the "Securities")
                         ----------------------------------------

Dear Sirs:

         In connection with our proposed sale of ____ shares of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

         (1) the offer of the Securities was not made to a person in the United States;

         (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                      Very truly yours,

                                      [Name of Holder]

                                      By:
                                         -----------------------------
                                         Authorized Signature

III. That, the shareholder approval requirement contained in Nev. Rev. Stat. ss. 1955, subsection 3, does not apply to this Amended Certificate of Designation, because Section V of the Original Designation provides otherwise, and the changes to the Original Designation contained in this Amended Certificate of Designation do not materially or adversely affect the specified rights, preferences, privileges or voting rights of the Exchangeable Preferred Stock.

             [The remainder of this page left intentionally blank]

         IN WITNESS WHEREOF, the Company has caused this Amended Certificate of Designation to be duly executed in its corporate name on this _____ day of July, 1997.

                                        CITADEL BROADCASTING COMPANY

                                        By: /s/ Lawrence R. Wilson
                                            --------------------------------
                                        Name:   Lawrence R. Wilson
                                        Its:    President

                                        By: /s/ Donna L. Heffner
                                            --------------------------------
                                        Name:    Donna L. Heffner
                                        Its:     Secretary

STATE OF ARKANSAS
         ----------
COUNTY OF PULASKI
          ---------

         This instrument was acknowledged before me on July 30, 1997 by
                                                            --
Lawrence R. Wilson, as President of Citadel Broadcasting Company.

[SEAL:
Sheila A. Hornecker
Notary Public                               /s/ Sheila H. Hornecker
Pulaski County, AR]                         --------------------------------
                                            Notary Public

(Seal, if any)                              My Commission Expires 8-1-99
                                                                  ----------
STATE OF Arizona
         ------------
COUNTY OF Maricopa
          -----------

         This instrument was acknowledged before me on July 23, 1997 by Donna
                                                            --
L.  Heffner, as Secretary of Citadel Broadcasting Company.

                                        /s/ Susan M. Kaiser
                                        ------------------------------------
                                        Notary Public

(Seal, if any)                          My Commission Expires April 24, 2000
                                                              --------------